 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-299242
Prospectus Supplement
(To Prospectus dated October 14, 2026)
Gemini Space Station, Inc.
7,142,857 Shares of Class A Common Stock
We have prepared this prospectus supplement to register for resale 7,142,857 shares of Class A common stock of Gemini Space Station, Inc., par value $0.001 per share (the “Class A common stock”) by the holder of shares of Class A common stock identified in this prospectus supplement (the “Investor”).
This prospectus supplement may be used by the Investor from time to time to resell all or any portion of the shares of Class A common stock registered for resale by the registration statement of which this prospectus supplement forms a part (the “Registered Shares”). The registration for resale of the Registered Shares does not necessarily mean that the Investor will offer to sell all or any portion of such shares, and it is under no obligation to do so. We will not receive proceeds from the sale (if any) of the Registered Shares.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GEMI.” On October 12, 2026, the closing price of our Class A common stock on Nasdaq was $4.11 per share.
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable rules of the United States Securities and Exchange Commission (“SEC”). As such, we are eligible to rely on reduced public company reporting requirements.
Investing in our Class A common stock involves a number of risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make your investment decision.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 14, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Registered Shares, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If there is any inconsistency between information contained in or incorporated by reference into the base prospectus and information contained in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the Registered Shares and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our Class A common stock.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Investor has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Investor take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Investor is not making an offer to sell the Registered Shares in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.
When used in this prospectus supplement, the terms “Gemini,” the “Company,” the “Corporation,” “we,” “our” and “us” refer to Gemini Space Station, Inc., a Nevada corporation, and its subsidiaries, unless otherwise specified or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and our future business, operating results, financial condition, prospects, the impact of potential acquisitions and dispositions, and our strategy for growth. Forward-looking statements are generally identified by the words or phrases “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements.
These forward-looking statements may include, but are not limited to, statements about:
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our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

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anticipated trends, growth rates, and challenges in our business, the cryptoeconomy, and in the markets in which we operate;

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our ability to successfully execute our business strategy, including our strategy of expanding our products and services and developing a multi-product financial “super app,” and the adoption and market acceptance of such products and services;

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objectives for future operations;

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our ability to further penetrate our existing user base and maintain and expand our user base;

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our ability to develop and successfully launch and scale new products and services and grow our business in response to changing technologies, user demand, and competitive pressures;

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our expectations concerning relationships with third parties;

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our ability to maintain, protect, and enhance our intellectual property;

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the effects of increased competition in our markets and our ability to compete effectively;

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future acquisitions of or investments in complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets;

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our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

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economic, digital asset, and industry trends, projected growth, or trend analysis;

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our expectations regarding our liquidity, capital resources, indebtedness, financing arrangements, debt service obligations, collateral requirements, regulatory capital and reserve requirements, and our ability to obtain additional capital or financing on acceptable terms, or at all;

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our expectations regarding legal and regulatory proceedings, investigations, litigation, enforcement actions, and related developments;

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the impact of pending and future litigation, regulatory proceedings, enforcement actions, and changes in federal or state law, including the possibility that such matters or changes could affect whether we offer, or continue to offer, certain products or services, including event contracts;

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trends in revenue, cost of revenue, operating expenses and expectations regarding these items; and

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other statements regarding our future operations, financial condition, and prospects and business strategies.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference are only predictions and are based largely on our current expectations and projections about future events and trends that we believe may affect our business strategy, operating results, financial condition, short-term and long-term business operations and objectives, and financial needs. The forward-looking statements in this prospectus supplement, and any accompanying prospectus and any documents incorporated by reference, speak only as of the date of such document. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon these forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
You should read this prospectus supplement, the accompanying prospectus and any documents incorporated by reference with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements.

SUMMARY
The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus as well as the other materials filed with the SEC that are considered to be part of the prospectus. For a more complete understanding of our company and before making any investment decision, you should read the entire prospectus, including the information set forth under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere or incorporated by reference in this prospectus supplement, and the financial information and the notes thereto included and incorporated by reference herein.
General
Our mission is to build the bridge to the future of money and markets. Gemini is a trusted cryptocurrency platform building secure financial infrastructure for the next generation of money and markets, providing access for individuals and institutions to a financial future that is more open, fair, and secure. Gemini was founded in 2014 by Cameron and Tyler Winklevoss to be the most trusted, secure, and easy way to buy, sell, and store crypto assets. Our core exchange product has expanded over time to become a more comprehensive platform that enables users to engage with not only the cryptoeconomy but also markets across a broad range of products and services. Our products and services include a derivatives exchange, staking services, spot margin trading services, an OTC trading desk, institutional-grade custody, a New York Department of Financial Services-regulated stablecoin, a U.S.-based credit card program, and, more recently, a prediction markets platform and U.S. stocks. We are building Gemini as an integrated platform with shared infrastructure for both money and markets and we intend to serve our users through a unified, multi-product experience.
Our Corporate Information
Our principal executive offices are located in New York, New York, and mailings and certain communications, including communications made pursuant to Rule 14a-8 and Rule 14d-3(a)(2)(i) of the Exchange Act, can be sent to 600 Third Avenue, 2nd Floor, New York, NY 10016. Our telephone number is (646) 751-4401. We were incorporated in the State of Nevada on February 4, 2025. Pursuant to an internal reorganization completed in 2025 in connection with our initial public offering, we are a holding company, and our principal asset is a controlling equity interest in Gemini Space Station, LLC, a Nevada limited liability company (“GSS LLC”). We are the sole managing member of GSS LLC and control all of the businesses and affairs of GSS LLC, as well as its direct and indirect subsidiaries. We maintain a website at www.gemini.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or any accompanying prospectus, and you should not consider it a part of this prospectus supplement or any accompanying prospectus.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks incorporated by reference to our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by our subsequent filings under the Exchange Act. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale (if any) of the shares by the Investor. We will pay all expenses of the registration of the Registered Shares and certain other expenses. See “Selling Securityholder.”

SELLING SECURITYHOLDER
This prospectus supplement relates to the registration for resale from time to time by the Investor listed in the table below of up to 7,142,857 shares of Class A common stock. These Registered Shares were originally issued by the Company to Winklevoss Capital Fund, LLC, in a private placement transaction on May 14, 2026, as described in our Current Report on Form 8-K filed with the SEC on May 14, 2026.
We have prepared the following table based on information given to us by, or on behalf of, the Investor with respect to the Investor’s beneficial ownership of our Class A common stock and our Class B common stock, par value $0.001 per share (the “Class B common stock”), as of September 30, 2026. Percentages are calculated in accordance with applicable SEC rules and are based on 55,904,636 shares of our Class A common stock and 75,126,784 shares of our Class B common stock issued and outstanding as of September 30, 2026. This prospectus supplement may be used by the Investor from time to time to resell all or any portion of the Registered Shares. The registration for resale of the Registered Shares does not necessarily mean that the Investor will offer to sell all or any portion of such shares, and it is under no obligation to do so. As such, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of (if any) by the Investor or the amount or percentage of shares that will be held by the Investor upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Investor will sell all the Registered Shares.
Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
	Ownership Prior to this Offering				Number of Shares of Class A Common Stock Being Offered	Ownership After this Offering
	Class A Common Stock(1)		Class B Common Stock(1)			Class A Common Stock(1)		Class B Common Stock(1)
Name of Investor	Number of Shares(3)	Percentage of Shares(3)	Number of Shares	Percentage of Shares		Number of Shares(3)	Percentage of Shares(3)	Number of Shares	Percentage of Shares
Winklevoss Capital Fund, LLC(2)	7,142,857	12.8%	75,126,784	100.0%	7,142,857	—	—%	75,126,784	100.0%

(1)
Each holder of Class B common stock is entitled to ten votes per share and each holder of Class A common stock is entitled to one vote per share on all matters submitted to Company stockholders for a vote.

(2)
Tyler and Cameron Winklevoss are the Co-Founders and Principals of Winklevoss Capital Fund, LLC (“WCF”), as well as the Managers of the managing entity of WCF and exercise shared voting and dispositive control over the shares held by WCF. Messrs. Tyler and Cameron Winklevoss are the co-founders of Gemini, control the majority of the voting power of our outstanding common stock through their affiliates and serve as members of our Board of Directors. Tyler Winklevoss serves as our Chief Executive Officer, and Cameron Winklevoss serves as President of Gemini. The principal business address of WCF is Farmers Bank Building, 301 N. Market Street, Suite 1463, Wilmington, Delaware 19801.

(3)
As of the date hereof, WCF beneficially owns 82,269,641 shares of Class A common stock on an as-converted basis, which include (i) 7,142,857 shares of Class A common stock registered for resale hereby and (ii) 75,126,784 shares of Class B common stock held by WCF, which are convertible into shares of Class A common stock on a 1:1 basis at any time, at the option of WCF, which would represent approximately 62.8% of Class A common stock on an as-exchanged basis. As of September 30, 2026, WCF holds approximately 94.0% of the combined voting power with respect to the outstanding shares of Class A common stock and Class B common stock voting together as a single class. See “Description of Capital Stock.”

DESCRIPTION OF CAPITAL STOCK
General
The following descriptions are summaries of the material terms of our amended and restated articles of incorporation (the “Articles of Incorporation”), our amended and restated bylaws (the “Bylaws”), and provisions of the Nevada Revised Statutes (“NRS”). This description does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the NRS, as it may be amended from time to time, and to the terms of our Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information.”
General
Our authorized capital stock consists of:
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1,000,000,000 shares of Class A common stock, par value $0.001 per share;

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100,000,000 shares of Class B common stock, par value $0.001 per share; and

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20,000,000 shares of preferred stock, par value $0.001 per share.

We have two classes of common stock: Class A and Class B. The Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by Nevada law or provided in our Articles of Incorporation.
Class A Common Stock
Voting Rights
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Dividend and Distribution Rights
Holders of shares of our Class A common stock are entitled to receive dividends or other distributions ratably with holders of shares of our Class B common stock when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends or other distributions and to any restrictions on the payment of dividends or other distributions imposed by the terms of any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class B common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Other Matters
All shares of our Class A common stock are fully paid and non-assessable. The Class A common stock is not subject to further calls or assessments by us. Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, powers, preferences and privileges of our

Class A common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Class B Common Stock
Voting Rights
Holders of shares of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders.
Dividend and Distribution Rights
Holders of shares of our Class B common stock are entitled to receive dividends or other distributions ratably with holders of shares of our Class A common stock when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends or other distributions and to any restrictions on the payment of dividends or other distributions imposed by the terms of any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class B common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Conversion
Shares of our Class B common stock may be exchanged at any time, at the option of the holder, for newly issued shares of our Class A common stock, on a one-for-one basis (in which case shares of our Class B common stock will be canceled on a one-for-one basis upon any such conversion and issuance). Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any Transfer (as defined in our Articles of Incorporation), whether or not for value, except for certain permitted transfers described in our Articles of Incorporation. All outstanding shares of Class B common stock will convert automatically into shares of our Class A common stock at 5:00 p.m. New York City time on the date fixed by the Board that is no less than 61 days and no more than 180 days following the earliest to occur of (a) the date of the death or disability of the last to die or become disabled of Cameron and/or Tyler Winklevoss (the “Founders”); provided that if only one of the Founders has died or become disabled, a voting proxy will be automatically granted to the other Founder over all of the shares of Class B common stock held by the dead or disabled person, his controlled entities, and their permitted transferees, such that the proxy holder will have exclusive voting control over such shares of Class B common stock; or (b) the date that the number of shares of Class B common stock or securities convertible into or exchangeable for Class B common stock held by the Founders, their controlled entities, and their permitted transferees, is less than 20% of the number of such shares held by them immediately following our IPO.
Other Rights
Our Articles of Incorporation do not entitle holders of our Class B common stock to preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock. All shares of our Class B common stock are fully paid and non-assessable. Our Founders collectively own 100% of our outstanding Class B common stock.

Authorized but Unissued Preferred Stock
No shares of preferred stock are issued or outstanding.
Our Articles of Incorporation permit our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by our stockholders. We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our Class A common stock might receive a premium for their Class A common stock over the market price of the Class A common stock. In addition, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends or other distributions on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control, or other corporate action. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our Class A common stock.
Anti-Takeover Effects of our Articles of Incorporation and Bylaws and Certain Provisions of Nevada Law
The provisions of the NRS, our Articles of Incorporation, and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Nevada Law
Combinations with Interested Stockholders
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.
In our Articles of Incorporation, we have opted out of these provisions.

Acquisitions of Controlling Interests
Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. These provisions are found in NRS 78.378 through 78.3793. Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights with respect to any “control shares” unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held at the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights, and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to dissenter’s rights under NRS Chapter 92A.
NRS 78.3788 provides that these statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business in Nevada directly or indirectly or through an affiliated corporation. NRS 78.378(2) provides that the corporation, by virtue of its articles of incorporation, bylaws or resolutions adopted by directors, may impose stricter requirements if it so desires. A corporation is entitled to opt out of these acquisition of controlling interest statutes by making an election in its articles of incorporation or bylaws, provided that the opt-out is in effect on the 10th day following the acquisition of a controlling interest by the acquiring person.
In our Bylaws, we have opted out of these statutes.
Dissenter’s Rights
Dissenting stockholders of a corporation engaged in certain major corporate transactions may be entitled to dissenter’s rights in Nevada. Pursuant to the NRS, stockholders who properly demand and perfect dissenter’s rights in connection with any corporate action giving rise to dissenter’s rights will have the right to receive payment of the fair value of their shares as determined by the District Court of the State of Nevada, plus interest, calculated in accordance with the applicable provisions of the NRS, on the amount to be the fair value, from the effective time of such corporate action through the date of payment of the judgment, in lieu of the consideration such stockholder would otherwise receive as a result of such action.
Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

Our Articles of Incorporation do not provide for any dissenter’s rights in addition to those provided by the NRS.
Stockholder Derivative Actions
Under Nevada law, any of our stockholders may bring an action in our name to enforce any rights we have and procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Nevada law regarding derivative actions, including by making a pre-suit demand on our board of directors to pursue the claims or satisfying its burden to show that any pre-suit demand would be futile, and demonstrating that it is a fair and adequate representative of the interests of similarly-situated stockholders. Derivative actions may not be dismissed — including if there is a settlement — without notice to the stockholders and court approval.
Provisions of our Articles of Incorporation and Bylaws
Our Articles of Incorporation and our Bylaws contain provisions that could make the following actions and transactions, among others, more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
Multiple Classes of Stock
Our Articles of Incorporation provide for a multiple class common stock structure, which provides our Founders with significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions otherwise approved by our board of directors, such as a merger or other sale of our company or its assets.
Undesignated Preferred Stock
The ability to designate a series of our authorized “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our Articles of Incorporation and Bylaws provide that, subject to the terms of any series of preferred stock, a special meeting of stockholders may only be called by the chair of our board of directors, a majority of the directors then in office or by the Chief Executive Officer. To the extent permitted under applicable law, we may conduct meetings solely by means of remote communications.
Stockholder Action by Written Consent
Our Articles of Incorporation provide that, before the date (the “Trigger Date”) that our Founders collectively no longer beneficially own more than fifty percent (50%) of the total combined voting power of the outstanding common stock entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting with a written consent by stockholders holding at least a majority of the voting power of the then-outstanding capital stock entitled to vote thereon, and from and after the Trigger Date, no action may be taken by our stockholders by written consent.
Requirements for Advance Notifications of Stockholder Proposals and Nominations
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Classified Board; Election and Removal of Directors; Filling Vacancies
Our Articles of Incorporation provide that, from and after the Trigger Date, our board of directors will be divided into three classes, divided as nearly as equal in number as possible, where such directors in each class will serve for staggered three-year terms, with only one class of directors elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of the then-outstanding capital stock are able to elect any director standing for election. Consistent with the minimum requirements under Nevada law, our Articles of Incorporation provide for the removal of any of our directors only upon a stockholder vote by the holders of not less than the minimum percentage of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon, voting together as a single class, then permitted under the NRS (and not less than a majority), which presently is not less than 66 2∕3% of such voting power. Our Articles of Incorporation provide that, from and after the Trigger Date, in addition to the minimum percentage of the voting power permitted under the NRS, directors may only be removed for cause. Further, our board of directors has the exclusive right to set the size of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors.
Amendment
Any amendment of our Articles of Incorporation relating to our capital stock, the management of our business, our board of directors, stockholder action by written consent, calling special meetings of stockholders, forum selection and the liability of our directors and officers, or the amendment, alteration, rescission or repeal of our Bylaws requires the approval by holders of at least 66 2∕3% of the voting power of all of the then-outstanding capital stock entitled to vote thereon, voting together as a single class. In addition, any amendment to our Bylaws requires the approval by holders of at least 66 2∕3% of the voting power of all of the then-outstanding capital stock entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our Articles of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada, is the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of us or on our behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, stockholder, employee, or agent or fiduciary of us to us or our stockholders, (c) for any internal action (as defined in NRS 78.046), including any action asserting a claim against us arising pursuant to any provision of NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or our Bylaws, or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Further, our Articles of Incorporation provide that, in the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada is the sole and exclusive forum and, in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal district court of the United States located within the State of Nevada is the sole and exclusive forum. Unless we consent otherwise to the selection of an alternative forum, the federal district courts of the United States are the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and, accordingly, we cannot be certain that a court would enforce such provision.

Our Articles of Incorporation further provide that, to the fullest extent not inconsistent with any applicable U.S. federal laws (including the Securities Act and the Exchange Act), any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction (subject to the exclusive forum provisions in our Articles of Incorporation) before the presiding judge as the trier of fact and not before a jury. Pursuant to NRS 78.046 (as amended effective May 30, 2025, pursuant to Assembly Bill No. 239), such requirement conclusively operates as a waiver of the right to trial by jury by each party to any such internal action, but not to the extent any such waiver would be inconsistent with or prohibited under the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder. Under NRS 78.046, the limited waiver of trial by jury is only intended to apply to “internal actions” brought in state courts in the State of Nevada and does not limit or otherwise affect any right to a jury trial in any other action, suit or proceeding (including in state courts outside of Nevada and U.S. federal courts). Therefore, the limited waiver of trial by jury does not apply to claims brought under the Exchange Act, which are subject to exclusive federal jurisdiction, and only applies to Securities Act claims if such claims are properly brought in state courts in the State of Nevada and constitute an “internal action” under NRS 78.046.
To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum and limited jury waiver provisions in our Articles of Incorporation, except our stockholders are not deemed to have waived (and cannot waive) compliance with the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder. These choice of forum and jury waiver provisions, to the extent applicable and enforceable, may limit a stockholder’s ability to bring a claim in a judicial forum, even if such stockholder may believe such different forum or trial by jury to be favorable or convenient for disputes with us or any of our current or former directors, officers, other employees, or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions or before a jury, which could harm our business, results of operations, and financial condition.
Limitation on Liability and Indemnification
To the fullest extent permitted by the NRS, our directors and officers are not liable to us or any of our stockholders or creditors for monetary damages for breaches of fiduciary duties as a director or officer. Under the NRS, unless the corporation’s articles of incorporation provide for greater liability or pursuant to certain statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for damages as a result of an act or failure to act in his or her capacity as a director or officer unless the statutory presumption of the business judgment rule established under NRS 78.138(3) (that such person, in deciding upon matters of business, acted in good faith, on an informed basis and with a view to the interests of the corporation) has been rebutted, and it is proven that (i) the act or failure to act constituted a breach of their fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation and Bylaws include a provision that eliminates the individual liability of our directors and officers to the fullest extent permitted under Nevada law. In addition, we will indemnify, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is or was a director or officer of ours or, at our request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. We will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, 53rd Floor, New York, NY 10005.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “GEMI.”

PLAN OF DISTRIBUTION
We have registered the resale of the Registered Shares to allow the Investor to offer and sell all or a portion of the Registered Shares to the public from time to time after the date of this prospectus supplement. The Investor may sell the Registered Shares directly or in negotiated transactions through underwriters, broker-dealers or agents.
The Registered Shares may be sold pursuant to the methods described below from time to time by or for the account of the Investor on the Nasdaq, or any other national securities exchange or automated interdealer quotation system on which our Class A common stock is then listed, or otherwise in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to prevailing market prices; or

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prices determined on a negotiated or competitive bid basis.

These sales may be effected in any manner permitted by law, including by any one or more of the following methods:
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block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

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exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;

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ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

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privately negotiated transactions;

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the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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the settlement of short sales;

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a combination of any of the foregoing methods of sale; and

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any other method permitted by applicable law.

The Investor and any brokers, dealers, agents or others that participate with the Investor in the distribution of the Registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the Registered Shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the Investor is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Investor, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
The Investor and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of the Registered Shares by the Investor and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Class A common stock to engage in market-making activities with respect to the Class A common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of Class A common stock in the market. All of the foregoing may affect the marketability of the Registered Shares and the ability of any person to engage in market-making activities with respect to such shares.

To comply with the securities laws of some states, if applicable, the Investor may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The Investor and any other persons participating in the sales of the Registered Shares pursuant to this prospectus supplement may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act.
The Investor may also sell Registered Shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus supplement.
With respect to a particular offering of the Registered Shares, to the extent required by law, we will file another prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement is a part, disclosing (i) the amount of shares being offered and sold; (ii) the respective purchase prices and public offering prices and other material terms of the offering; (iii) the names of any participating agents, broker-dealers or underwriters employed by the Investor in connection with such sale; and (iv) any applicable commissions, discounts, concessions and other items constituting compensation from the Investor.
In connection with distributions of the Registered Shares pursuant to this prospectus supplement or otherwise, the Investor may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Class A common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the Investor. The Investor may also sell our Class A common stock short to effect its hedging transactions and deliver Registered Shares to close out short positions and to return borrowed shares in connection with such short sales. The Investor may also loan, pledge or grant a security interest in some or all of the Registered Shares owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time pursuant to this prospectus supplement. The Investor also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Investor for purposes of this prospectus supplement.
We will not receive any portion of the proceeds of the sale of the Registered Shares, if any, offered by this prospectus supplement. We will pay all expenses of the registration of the Class A common stock and certain other expenses. If the Investor sells the Registered Shares through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts and concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions.
If sold under this prospectus supplement, the Registered Shares will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Exchange Act and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that may be offered under this prospectus supplement, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02, 7.01 or 9.01 of Form 8-K, as applicable):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “Annual Report”);

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the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 13, 2026, respectively;

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our Current Reports on Form 8-K, filed with the SEC on February 5, 2026, February 17, 2026, May 14, 2026, and June 15, 2026; and

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the description of our capital stock contained in Exhibit 4.3 of our Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities under this prospectus supplement shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, NY 10016
(646) 751-4401

LEGAL MATTERS
The validity of any shares of Class A common stock offered hereby under Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, our Nevada counsel.
EXPERTS
The consolidated financial statements of Gemini Space Station, Inc. incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS
$100,000,000
GEMINI SPACE STATION, INC.
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
and
Up to 7,142,857 shares of Class A Common Stock offered by the Selling Securityholder
We may offer, issue and sell from time to time, in one or more offerings, the securities described in this prospectus having an aggregate initial offering price of up to $100,000,000, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our Class A common stock, par value $0.001 per share (the “Class A common stock”), (2) shares of our preferred stock, par value $0.001 per share (the “preferred stock”), which we may issue in one or more series, (3) depositary shares representing fractional shares of our preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, (5) warrants to purchase shares of our Class A common stock, shares of our preferred stock or our debt securities, (6) subscription rights to purchase shares of our Class A common stock, shares of our preferred stock or our debt securities, (7) purchase contracts to purchase shares of our Class A common stock, shares of our preferred stock or our debt securities or (8) purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our Class A common stock or other securities under the purchase contracts.
In addition, the selling securityholder may offer and sell, from time to time, up to 7,142,857 shares of our Class A common stock. We will not receive any proceeds from the sale of our securities by the selling securityholder.
Each time we sell securities, we will provide a supplement to this prospectus, to the extent necessary, that contains specific information about the terms of that offering as well as the amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.
We and/or the selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods. These securities may also be resold by the selling securityholder. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GEMI.” On September 30, 2026, the closing price of our Class A common stock on Nasdaq was $5.16.
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable rules of the United States Securities and Exchange Commission (“SEC”). As such, we are eligible to rely on reduced public company reporting requirements.
Investing in our securities involves a number of risks. See “Risk Factors” beginning on page 7 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.
Neither the SEC nor any state, provincial or territorial securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 14, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in this prospectus in one or more offerings, up to a total aggregate initial offering price of $100,000,000. In addition, the selling securityholder may offer from time to time, in one or more offerings, up to 7,142,857 shares of our Class A common stock. Each time that we sell securities, we will provide a prospectus supplement to this prospectus, to the extent necessary, that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under “Where You Can Find More Information.”
We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
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should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

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may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.
Neither we nor the selling securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholder are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Gemini,” the “Company,” the “Corporation,” “we,” “our” and “us” refer to Gemini Space Station, Inc., a Nevada corporation, and its subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02, 7.01 or 9.01 of Form 8-K, as applicable).
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “Annual Report”);

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the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 13, 2026, respectively;

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our Current Reports on Form 8-K, filed with the SEC on February 5, 2026, February 17, 2026, May 14, 2026, and June 15, 2026; and

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the description of our capital stock contained in Exhibit 4.3 of our Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, NY 10016
(646) 751-4401

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and our future business, operating results, financial condition, prospects, the impact of potential acquisitions and dispositions, and our strategy for growth. Forward-looking statements are generally identified by the words or phrases “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements.
These forward-looking statements may include, but are not limited to, statements about:
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our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

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anticipated trends, growth rates, and challenges in our business, the cryptoeconomy, and in the markets in which we operate;

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our ability to successfully execute our business strategy, including our strategy of expanding our products and services and developing a multi-product financial “super app,” and the adoption and market acceptance of such products and services;

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objectives for future operations;

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our ability to further penetrate our existing user base and maintain and expand our user base;

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our ability to develop and successfully launch and scale new products and services and grow our business in response to changing technologies, user demand, and competitive pressures;

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our expectations concerning relationships with third parties;

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our ability to maintain, protect, and enhance our intellectual property;

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the effects of increased competition in our markets and our ability to compete effectively;

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future acquisitions of or investments in complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets;

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our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

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economic, digital asset, and industry trends, projected growth, or trend analysis;

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our expectations regarding our liquidity, capital resources, indebtedness, financing arrangements, debt service obligations, collateral requirements, regulatory capital and reserve requirements, and our ability to obtain additional capital or financing on acceptable terms, or at all;

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our expectations regarding legal and regulatory proceedings, investigations, litigation, enforcement actions, and related developments;

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the impact of pending and future litigation, regulatory proceedings, enforcement actions, and changes in federal or state law, including the possibility that such matters or changes could affect whether we offer, or continue to offer, certain products or services, including event contracts;

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trends in revenue, cost of revenue, operating expenses and expectations regarding these items; and

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other statements regarding our future operations, financial condition, and prospects and business strategies.

The forward-looking statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference are only predictions and are based largely on our current expectations and projections about future events and trends that we believe may affect our business strategy, operating results, financial condition, short-term and long-term business operations and objectives, and financial needs. The forward-looking statements in this prospectus, and any accompanying prospectus supplement and any documents incorporated by reference, speak only as of the date of such document. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus on Form S-3 may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon these forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements.

THE COMPANY
General
Our mission is to build the bridge to the future of money and markets. Gemini is a trusted cryptocurrency platform building secure financial infrastructure for the next generation of money and markets, providing access for individuals and institutions to a financial future that is more open, fair, and secure. Gemini was founded in 2014 by Cameron and Tyler Winklevoss to be the most trusted, secure, and easy way to buy, sell, and store crypto assets. Our core exchange product has expanded over time to become a more comprehensive platform that enables users to engage with not only the cryptoeconomy but also markets across a broad range of products and services. Our products and services include a derivatives exchange, staking services, spot margin trading services, an OTC trading desk, institutional-grade custody, a New York Department of Financial Services-regulated stablecoin, a U.S.-based credit card program, and, more recently, a prediction markets platform and U.S. stocks. We are building Gemini as an integrated platform with shared infrastructure for both money and markets and we intend to serve our users through a unified, multi-product experience.
Our Corporate Information
Our principal executive offices are located at 600 Third Avenue, 2nd Floor, New York, NY 10016 and our telephone number is (646) 751-4401. We were incorporated in the State of Nevada on February 4, 2025. Pursuant to an internal reorganization completed in 2025 in connection with our initial public offering, we are a holding company, and our principal asset is a controlling equity interest in Gemini Space Station, LLC, a Nevada limited liability company (“GSS LLC”). We are the sole managing member of GSS LLC and control all of the businesses and affairs of GSS LLC, as well as its direct and indirect subsidiaries. We maintain a website at www.gemini.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risks incorporated by reference to our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities by us for general corporate purposes, which may include, without limitation, working capital, capital expenditures, repayment or refinancing of indebtedness, acquisitions, investments or other strategic transactions.
We will not receive any proceeds in the event that securities are sold by the selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and purchase units that may be offered and sold from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement and/or free writing prospectus. This prospectus and the accompanying prospectus supplement and/or free writing prospectus will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our amended and restated articles of incorporation (the “Articles of Incorporation”), our amended and restated bylaws (the “Bylaws”), and provisions of the Nevada Revised Statutes (“NRS”). This description does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the NRS, as it may be amended from time to time, and to the terms of our Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our authorized capital stock consists of:
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1,000,000,000 shares of Class A common stock, par value $0.001 per share;

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100,000,000 shares of Class B common stock, par value $0.001 per share; and

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20,000,000 shares of preferred stock, par value $0.001 per share.

We have two classes of common stock: Class A and Class B. The Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by Nevada law or provided in our Articles of Incorporation.
Class A Common Stock
Voting Rights
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Dividend and Distribution Rights
Holders of shares of our Class A common stock are entitled to receive dividends or other distributions ratably with holders of shares of our Class B common stock when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends or other distributions and to any restrictions on the payment of dividends or other distributions imposed by the terms of any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class B common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Other Matters
All shares of our Class A common stock are fully paid and non-assessable. The Class A common stock is not subject to further calls or assessments by us. Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, powers, preferences and privileges of our Class A common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock
Voting Rights
Holders of shares of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders.
Dividend and Distribution Rights
Holders of shares of our Class B common stock are entitled to receive dividends or other distributions ratably with holders of shares of our Class A common stock when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends or other distributions and to any restrictions on the payment of dividends or other distributions imposed by the terms of any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class B common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock and the holders of a majority of the outstanding shares of the Class B common stock, each voting separately as a class.
Conversion
Shares of our Class B common stock may be exchanged at any time, at the option of the holder, for newly issued shares of our Class A common stock, on a one-for-one basis (in which case shares of our Class B common stock will be canceled on a one-for-one basis upon any such conversion and issuance). Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any Transfer (as defined in our Articles of Incorporation), whether or not for value, except for certain permitted transfers described in our Articles of Incorporation. All outstanding shares of Class B common stock will convert automatically into shares of our Class A common stock at 5:00 p.m. New York City time on the date fixed by the Board that is no less than 61 days and no more than 180 days following the earliest to occur of (a) the date of the death or disability of the last to die or become disabled of Cameron and/or Tyler Winklevoss (the “Founders”); provided that if only one of the Founders has died or become disabled, a voting proxy will be automatically granted to the other Founder over all of the shares of Class B common stock held by the dead or disabled person, his controlled entities, and their permitted transferees, such that the proxy holder will have exclusive voting control over such shares of Class B common stock; or (b) the date that the number of shares of Class B common stock or securities convertible into or exchangeable for Class B common stock held by the Founders, their controlled entities, and their permitted transferees, is less than 20% of the number of such shares held by them immediately following our IPO.
Other Rights
Our Articles of Incorporation do not entitle holders of our Class B common stock to preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock. All shares of our Class B common stock are fully paid and non-assessable. Our Founders collectively own 100% of our outstanding Class B common stock.
Authorized but Unissued Preferred Stock
No shares of preferred stock are issued or outstanding.

Our Articles of Incorporation permit our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by our stockholders. We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our Class A common stock might receive a premium for their Class A common stock over the market price of the Class A common stock. In addition, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends or other distributions on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control, or other corporate action. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our Class A common stock.
Anti-Takeover Effects of our Articles of Incorporation and Bylaws and Certain Provisions of Nevada Law
The provisions of the NRS, our Articles of Incorporation, and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Nevada Law
Combinations with Interested Stockholders
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.
In our Articles of Incorporation, we have opted out of these provisions.
Acquisitions of Controlling Interests
Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. These provisions are found in NRS 78.378 through 78.3793. Pursuant to

NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights with respect to any “control shares” unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held at the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights, and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to dissenter’s rights under NRS Chapter 92A.
NRS 78.3788 provides that these statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business in Nevada directly or indirectly or through an affiliated corporation. NRS 78.378(2) provides that the corporation, by virtue of its articles of incorporation, bylaws or resolutions adopted by directors, may impose stricter requirements if it so desires. A corporation is entitled to opt out of these acquisition of controlling interest statutes by making an election in its articles of incorporation or bylaws, provided that the opt-out is in effect on the 10th day following the acquisition of a controlling interest by the acquiring person.
In our Bylaws, we have opted out of these statutes.
Dissenter’s Rights
Dissenting stockholders of a corporation engaged in certain major corporate transactions may be entitled to dissenter’s rights in Nevada. Pursuant to the NRS, stockholders who properly demand and perfect dissenter’s rights in connection with any corporate action giving rise to dissenter’s rights will have the right to receive payment of the fair value of their shares as determined by the District Court of the State of Nevada, plus interest, calculated in accordance with the applicable provisions of the NRS, on the amount to be the fair value, from the effective time of such corporate action through the date of payment of the judgment, in lieu of the consideration such stockholder would otherwise receive as a result of such action.
Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.
Our Articles of Incorporation do not provide for any dissenter’s rights in addition to those provided by the NRS.

Stockholder Derivative Actions
Under Nevada law, any of our stockholders may bring an action in our name to enforce any rights we have and procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Nevada law regarding derivative actions, including by making a pre-suit demand on our board of directors to pursue the claims or satisfying its burden to show that any pre-suit demand would be futile, and demonstrating that it is a fair and adequate representative of the interests of similarly-situated stockholders. Derivative actions may not be dismissed — including if there is a settlement — without notice to the stockholders and court approval.
Provisions of our Articles of Incorporation and Bylaws
Our Articles of Incorporation and our Bylaws contain provisions that could make the following actions and transactions, among others, more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
Multiple Classes of Stock
Our Articles of Incorporation provide for a multiple class common stock structure, which provides our Founders with significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions otherwise approved by our board of directors, such as a merger or other sale of our company or its assets.
Undesignated Preferred Stock
The ability to designate a series of our authorized “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our Articles of Incorporation and Bylaws provide that, subject to the terms of any series of preferred stock, a special meeting of stockholders may only be called by the chair of our board of directors, a majority of the directors then in office or by the Chief Executive Officer. To the extent permitted under applicable law, we may conduct meetings solely by means of remote communications.
Stockholder Action by Written Consent
Our Articles of Incorporation provide that, before the date (the “Trigger Date”) that our Founders collectively no longer beneficially own more than fifty percent (50%) of the total combined voting power of the outstanding common stock entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting with a written consent by stockholders holding at least a majority of the voting power of the then-outstanding capital stock entitled to vote thereon, and from and after the Trigger Date, no action may be taken by our stockholders by written consent.
Requirements for Advance Notifications of Stockholder Proposals and Nominations
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Classified Board; Election and Removal of Directors; Filling Vacancies
Our Articles of Incorporation provide that, from and after the Trigger Date, our board of directors will be divided into three classes, divided as nearly as equal in number as possible, where such directors in each class will serve for staggered three-year terms, with only one class of directors elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of the then-outstanding capital stock are able to elect any director standing for election. Consistent with the minimum requirements under Nevada law, our Articles of Incorporation provide for the removal of any of our directors only upon a stockholder vote by the holders of not less than the minimum percentage of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon, voting together as a single class, then permitted under the NRS (and not less than a majority), which presently is not less than 66 2∕3% of such voting power. Our Articles of Incorporation provide that, from and after the Trigger Date, in addition to the minimum percentage of the voting power permitted under the NRS, directors may only be removed for cause. Further, our board of directors has the exclusive right to set the size of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors.
Amendment
Any amendment of our Articles of Incorporation relating to our capital stock, the management of our business, our board of directors, stockholder action by written consent, calling special meetings of stockholders, forum selection and the liability of our directors and officers, or the amendment, alteration, rescission or repeal our Bylaws requires the approval by holders of at least 66 2∕3% of the voting power of all of the then-outstanding capital stock entitled to vote thereon, voting together as a single class. In addition, any amendment to our Bylaws requires the approval by holders of at least 66 2∕3% of the voting power of all of the then-outstanding capital stock entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our Articles of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada, is the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of us or on our behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, stockholder, employee, or agent or fiduciary of us to us or our stockholders, (c) for any internal action (as defined in NRS 78.046), including any action asserting a claim against us arising pursuant to any provision of NRS Chapters 78 or 92A, our Articles of Incorporation or our Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or our Bylaws, or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Further, our Articles of Incorporation provide that, in the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada is the sole and exclusive forum and, in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal district court of the United States located within the State of Nevada is the sole and exclusive forum. Unless we consent otherwise to the selection of an alternative forum, the federal district courts of the United States are the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and, accordingly, we cannot be certain that a court would enforce such provision.

Our Articles of Incorporation further provide that, to the fullest extent not inconsistent with any applicable U.S. federal laws (including the Securities Act and the Exchange Act), any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction (subject to the exclusive forum provisions in our Articles of Incorporation) before the presiding judge as the trier of fact and not before a jury. Pursuant to NRS 78.046 (as amended effective May 30, 2025, pursuant to Assembly Bill No. 239), such requirement conclusively operates as a waiver of the right to trial by jury by each party to any such internal action, but not to the extent any such waiver would be inconsistent with or prohibited under the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder. Under NRS 78.046, the limited waiver of trial by jury is only intended to apply to “internal actions” brought in state courts in the State of Nevada and does not limit or otherwise affect any right to a jury trial in any other action, suit or proceeding (including in state courts outside of Nevada and U.S. federal courts). Therefore, the limited waiver of trial by jury does not apply to claims brought under the Exchange Act, which are subject to exclusive federal jurisdiction, and only apply to Securities Act claims if such claims are properly brought in state courts in the State of Nevada and constitute an “internal action” under NRS 78.046.
To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum and limited jury waiver provisions in our Articles of Incorporation, except our stockholders are not deemed to have waived (and cannot waive) compliance with the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder. These choice of forum and jury waiver provisions, to the extent applicable and enforceable, may limit a stockholder’s ability to bring a claim in a judicial forum, even if such stockholder may believe such different forum or trial by jury to be favorable or convenient for disputes with us or any of our current or former directors, officers, other employees, or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions or before a jury, which could harm our business, results of operations, and financial condition.
Limitation on Liability and Indemnification
To the fullest extent permitted by the NRS, our directors and officers are not liable to us or any of our stockholders or creditors for monetary damages for breaches of fiduciary duties as a director or officer. Under the NRS, unless the corporation’s articles of incorporation provide for greater liability or pursuant to certain statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for damages as a result of an act or failure to act in his or her capacity as a director or officer unless the statutory presumption of the business judgment rule established under NRS 78.138(3) (that such person, in deciding upon matters of business, acted in good faith, on an informed basis and with a view to the interests of the corporation) has been rebutted, and it is proven that (i) the act or failure to act constituted a breach of their fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation and Bylaws include a provision that eliminates the individual liability of our directors and officers to the fullest extent permitted under Nevada law. In addition, we will indemnify, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is or was a director or officer of ours or, at our request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. We will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, 53rd Floor, New York, NY 10005.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “GEMI.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution including a dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will make such distributions to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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the amount of discount or premium, if any, with which the debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
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the offering price;

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the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

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the number of warrants offered;

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the exercise price and the amount of securities you will receive upon exercise;

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the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the rights, if any, we have to redeem the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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the name of the warrant agent; and

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any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our Class A common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the number and terms of each share of Class A common stock or preferred stock or debt securities which may be purchased per each subscription right;

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the exercise price payable for each share of Class A common stock or preferred stock or debt securities upon the exercise of the subscription rights;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our Class A common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
This prospectus registers the possible resale by a stockholder of the Company, who we refer to as the “selling securityholder,” of up to 7,142,857 shares of our Class A common stock that were issued to the selling securityholder in a private placement transaction in 2026.
Information concerning the selling securityholder, including their identity, the number of shares of our Class A common stock beneficially owned by the selling securityholder, and the number of shares of Class A common stock being offered by the selling securityholder, will be set forth in a prospectus supplement, post-effective amendment to the registration statement of which this prospectus forms a part, or other filing we make with the SEC pursuant to Rule 430B under the Securities Act, as amended, prior to any offer or sale by such selling securityholder.

PLAN OF DISTRIBUTION
We or the selling securityholder, including their permitted pledgees, donees, transferees, assignees and successors-in-interest, may sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through agents, dealers or underwriters;

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directly to one or more purchasers;

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through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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through an exchange distribution in accordance with the rules of the applicable exchange;

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by pledge to secure debts and other obligations;

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through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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through privately negotiated transactions;

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through a combination of any of these methods; or

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through any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling securityholder or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholder may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We and/or the selling securityholder will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, the validity of any shares of Class A common stock and preferred stock offered hereby under Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, our Nevada counsel, and the validity of any depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, who may also provide opinions regarding certain other matters. Any underwriters, dealers or agents will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Gemini Space Station Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Gemini Space Station, Inc.
7,142,857 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT
October 14, 2026